Exhibit 11

                       [Arthur Andersen LLP letterhead]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated February 13, 1995 included in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of The Pillar Funds (No. 33-44712), and to all references to our Firm included in or made a part of Post-Effective Amendment No. 8 to Registration Statement File No. 33-44712.





/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Philadelphia, Pa.
February 26, 1996